Exhibit 4.2

                         REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 22, 1999 is made and entered into between SIGMA DESIGNS, INC., a California corporation (the "Company"), and the persons and entities listed on Exhibit A to the Subscription Agreement (defined below) (the "Investors").

     WHEREAS, the Company and the Investors have entered into that certain Private Securities Subscription Agreement, dated as of the date hereof (the "Subscription Agreement"), pursuant to which the Company will issue to the Investors shares of its Series C Preferred Stock (the "Preferred Stock") that are convertible into shares of Common Stock of the Company, no par value (the "Common Stock");

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Subscription Agreement, the Company has issued to each Investor a warrant (the "Warrant") dated as of the date hereof, exercisable from time to time for the purchase of that number of shares as is set forth on Exhibit A to the Subscription Agreement at the exercise price specified in such Warrant;

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Subscription Agreement, the Company has agreed to provide the Investors with certain registration rights with respect to the Conversion Shares (as defined below);

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE I
                                DEFINITIONS

     SECTION 1.1 DEFINITIONS. Capitalized terms defined in the Subscription Agreement or the Warrant shall have the same meanings herein as are ascribed to them therein. In addition, the following terms shall have the meanings ascribed below:

     "Act" means the Securities Act of 1933, as amended.

     "Material Event" means the happening of any event during the period that the registration statement described in Section 2 hereof is required to be effective as a result of which, in the reasonable judgment of the Company, such registration statement or the related prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     "Registrable Securities" means all of the Common Stock and any other securities issued or issuable upon conversion of the Preferred Stock or upon exercise of the Warrants as provided therein (together, the "Conversion Shares"); provided, however, that any such Conversion
Shares which have been resold to the public under the Act shall cease to be Registrable Securities upon such resale.

     "Registration Statement" shall have the meaning given in
Section 2.1(a) below.

     "Rule 144" means Rule 144 promulgated under the Act.

                                 ARTICLE II
                             REGISTRATION RIGHTS

     SECTION 2.1  FORM S-3 REGISTRATION STATEMENT.

     (a) Filing of Form S-3 Registration Statement. Subject to the terms and conditions of this Agreement, the Company shall file with the Securities and Exchange Commission (the "SEC") no later than sixty
(60) days following the date of this Agreement a registration statement on Form S-3 under the Act (the "Registration Statement") for the registration of the resale by the Investors of Common Stock to be issued upon conversion of the Preferred Stock and upon exercise of the Warrant (or, if such form is unavailable for such registration, on such other form as is available for such registration, which Registration Statement shall state that, in accordance with Rule 416 promulgated under the Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock).

     (b) Effectiveness of Registration Statements. The Company will use its reasonable best efforts to have the Registration Statement declared effective by the SEC by no later than one hundred twenty (120) days following the date of this Agreement and to have the Registration Statement remain in effect until the termination of this Agreement as provided in Section 5.1.

     (c) Material Event. The Investors agree that, upon receipt of any notice from the Company of the happening of a Material Event, the Investors will forthwith discontinue disposition of the Registrable Securities pursuant to any Registration Statement described in Section 2 until the Investors' receipt of copies of supplemented or amended prospectuses prepared by the Company (which the Company will use its commercially reasonable efforts to prepare and file promptly), and, if so directed by the Company, the Investors will deliver to the Company all copies in their possession, other than permanent file copies then in the Investors' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In no event shall the Company delay causing to be effective a supplement or post-effective amendment to any Registration Statement pursuant to Section 2 or the related prospectus, for more than sixty (60) days during any twelve (12) month period.

                                ARTICLE III
                          REGISTRATION PROCEDURES

     SECTION 3.1 FILINGS; INFORMATION. Whenever the Company is required to effect or cause the registration of Registrable Securities pursuant to Section 2.1, the Company will use reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

     (a) The Company will as expeditiously as possible but in no event later than the time period prescribed by Section 2.1(a), prepare and file with the SEC a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of disposition of such Registrable Securities), and use reasonable best efforts to cause such filed Registration Statement to become and remain effective (pursuant to Rule 415 under the Act or otherwise), and the Company will as expeditiously as possible prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time periods prescribed by
Section 2.1(b), and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investors set forth in such Registration Statement. Such Registration Statement shall cover the resale of the Registrable Securities only. No other securities shall be registered under such Registration Statement.

     (b)     The Company will, prior to filing a Registration
Statement or prospectus or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), furnish to the Investors and one counsel representing the Investors, copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by such parties, and thereafter furnish to the Investors and their counsel for their review and comment such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as the Investors or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

     (c) After the filing of the Registration Statement, the Company will promptly notify the Investors of any stop order issued or threatened by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

     (d)     The Company will use reasonable best efforts to
(i) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investors may reasonably (in light of its intended plan of distribution) request, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investors to consummate the disposition of the Registrable Securities; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent or subject itself to general service of process in any such jurisdiction.

     (e) The Company will promptly notify the Investors upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable
Securities: (i) the declaration of the effectiveness of a Registration Statement; (ii) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus;
(iii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iv) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (v) the happening of any event which makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, related prospectus or documents so that the Registration Statement and the related prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made; and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investors any such supplement or amendment to the related prospectus.

     (f) The Company will enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (the Investors may, at their option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investors). The Investors understand that no sales of Registrable Securities may be underwritten and the Company is under no obligation to enter into an underwriting agreement.

     (g) The Company will otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act of 1934, as amended (the "Exchange Act"), and will make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of twelve (12) months, beginning within three
(3) months after the effective date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Act.

     (h) The Company will use commercially reasonable efforts to list all such Registrable Securities covered by such Registration
Statement on the Nasdaq Stock Market.

     (i) The Company will appoint a transfer agent and registrar for all such Registrable Securities covered by such Registration
Statement not later than the effective date of such Registration
Statement.

     The Company may require the Investors to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the National Association of Securities Dealers, Inc. (the "NASD"). The Investors agree to provide such information as shall be reasonably requested in connection with such registration within ten (10) business days after receiving such written request and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of the Registration Statement caused by the Investors' failure to timely provide such information. The Investors agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(e) hereof, the Investors will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investors' receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof, and, if so directed by the Company, the Investors will deliver to the Company all copies, other than permanent file copies then in the Investors' possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(e) hereof to the date when the Company shall make available to the Investors a prospectus supplemented or amended to conform with the requirements of
Section 3.1(e) hereof.

     SECTION 3.2 REGISTRATION EXPENSES. In connection with each Registration Statement, the Company shall pay the following registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"): (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws,
(iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, and (vi) the fees and expenses of any special experts and legal counsel retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or the cost of any special audit required by the Investors, such costs to be borne by the Investors.

                               ARTICLE IV
                    INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls such Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, costs or expenses and costs and expenses of investigating and defending any such claim (collectively, "Damages"), joint or several, and any action in respect thereof to which each Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any such Controlling Person may become subject under the Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, supplement or amendment relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by each Investor expressly for use therein, and shall reimburse each Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person for any legal and other expenses reasonably incurred by such Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to such Investor to the extent that
(i) such Investor failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such Investor to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission upon which the claim is asserted and from which the Damages arise.

     SECTION 4.2 INDEMNIFICATION BY THE INVESTORS. Each Investor agrees to indemnify and hold harmless the Company, its partners, Affiliates, officers, directors, employees and duly authorized agents and each Person or entity, if any, who controls the Company within the mean-ing of Section 15 of the Act or Section 20 of the Exchange Act (a "Controlling Person"), together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such Controlling Person or entity, to the same extent as the foregoing indemnity from the Company to the Investor, but only with reference to information related to the Investor or its plan of distribution, furnished in writing by the Investor or on the Investor's behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its partners, Affiliates, officers, directors, employees or duly authorized agents or any such Controlling Person or its partners, Affiliates, officers, directors, employees or duly authorized agents, in respect of which indemnity may be sought against the Investor, the Investor shall have the rights and duties given to the Company, and the Company or its partners, Affiliates, officers, directors, employees or duly authorized agents, or such Controlling Person, or its partners, Affiliates, officers, directors, employees or duly authorized agents, shall have the comparable rights and duties given to the Investor by Section 4.1. The Company shall be entitled to receive indemnities on customary terms from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement.

     SECTION 4.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any person or entity in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity from whom such indemnity may be sought (an
"Indemnifying Party"), promptly notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this
Section 4.3 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section 4.1 or 4.2 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party other than that liability arising under Section 4.1 or 4.2. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent.

     SECTION 4.4 CONTRIBUTION. If the indemnification provided for in this Article 4 is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investors on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investors in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Investors on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and each Investor agrees that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, contribution by any seller of Registrable Securities shall be limited to the gross amount of proceeds received by such seller from the sale of such Registrable Securities. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE V
                                MISCELLANEOUS

     SECTION 5.1 TERM. The registration rights provided to the holders of Registrable Securities hereunder shall terminate on the earlier of:
(i) the second anniversary of the date of this Agreement, or (ii) as to any Buyer, the date as of which such Buyer may sell all of the Registrable Securities that it holds in reliance upon Rule 144 promulgated under the Securities Act (or successor thereto), provided, however, that the provisions of Article 4 hereof shall survive any termination of this Agreement.

     SECTION 5.2 RULE 144. The Company covenants that it will file all reports required to be filed by it under the Act and the Exchange Act in a timely manner and that it will take such further action as holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Investors to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144. Upon the request of the Investors, the Company will deliver to the Investors a written statement as to whether it has complied with such requirements.

     SECTION 5.3 AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement, and does not directly or indirectly affect the rights of other holders of Registrable Securities, may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modi-fied or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     SECTION 5.4 SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investors may assign their rights under this Agreement to any subsequent holder of Preferred Stock, Warrants or Conversion Shares, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Subscription Agreement and the Warrants sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     SECTION 5.5 SEPARABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

     SECTION 5.6 NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

     (i)  if to the Company, to:

          Sigma Designs, Inc.
          46501 Landing Parkway
          Fremont, CA 94538
          Attention: Carol Kaplan, Director of Investor Relations

          Facsimile No.: (510) 770-2691

     with copies (which shall not constitute notice) to:


          Wilson Sonsini Goodrich & Rosati
          650 Page Mill Road
          Palo Alto, CA 94304
          Attention: David Segre, Esq.
          Facsimile No.: (650) 493-6811
and

     (ii) if to the Investors, to the address and facsimile number set forth following such Investors' names in Exhibit A to the Subscription Agreement.

     Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

     SECTION 5.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS GOVERNING CONFLICTS OF LAWS THEREOF.

     SECTION 5.8 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

     SECTION 5.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

     SECTION 5.10 FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     SECTION 5.11 ARBITRATION; REMEDIES. Any dispute that arises between the parties to this Agreement shall first be submitted for resolution to arbitration under the rules of the American Arbitration Association of Santa Clara County, California. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                    SIGMA DESIGNS, INC.

                    By:
                      Thinh Q. Tran
                      Chairman and Chief Executive Officer


                    PREFERRED HARDWARE DISTRIBUTORS, INC.

                    By:
                      Walter Huang
                      President


                    JFIC Inc.

                    By:
                      Howard Chan
                      President


                    MULTIVENTURE TECHNOLOGIES, INC.


                    By:

                     James Mah
                     Chief Executive Officer


[REGISTRATION RIGHTS SIGNATURE PAGE